EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
David L. Urban
david.urban@flagstar.com
(248) 312-5970

Flagstar Reports Fourth Quarter 2016 Net Income of $28 million, or $0.49 per Diluted Share

Company continues solid banking growth and successful execution of business plan

Key Highlights - Fourth Quarter 2016

•	Net interest income grew $7 million, or 9 percent, from third quarter 2016, led by higher earning assets and a higher net interest margin.

•	Net gain on loan sales fell to $57 million, versus $94 million in prior quarter, due to anticipated seasonal factors and lower refinance activity from significantly higher interest rates.

•	Solid credit performance with low levels of delinquencies, nonperforming loans and net charge-offs.

•	Strong capital position with Tier 1 leverage at 8.9 percent.

•	Lifting of OCC Consent Order reflects success in building strong business model.

TROY, Mich., January 24, 2017 - Flagstar Bancorp, Inc. (NYSE:FBC), the holding company for Flagstar Bank, FSB, today reported fourth quarter 2016 net income of $28 million, or $0.49 per diluted share, as compared to $57 million, or $0.96 per diluted share, in the third quarter 2016 and $33 million, or $0.44 per diluted share, in the fourth quarter 2015.

Full year 2016 net income was $171 million, or $2.66 per diluted share, as compared to full year 2015 net income of $158 million, or $2.24 per diluted share. Third quarter 2016 results included a $24 million benefit related to a decrease in the fair value of the Department of Justice ("DOJ") settlement liability. Excluding this benefit, the Company had adjusted non-GAAP 2016 net income of $155 million, or $2.38 per diluted share, an increase in diluted earnings per share of 6 percent from the full year 2015.

"We are pleased to turn in another profitable quarter, capping a year of solid earnings growth for our Company,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp, Inc. "During the quarter, we saw growth in earning assets combined with net interest margin expansion. Asset quality remained rock solid, as it has all year, and expenses were well controlled. Mortgage originations declined seasonally, as expected, and coupled with rising interest rates made mortgage production challenging."

"We reached an important milestone during the quarter with the lifting of the Consent Order in December with the Office of the Comptroller of the Currency. We believe this represented a validation of the quality of our risk management organization, the strength of our balance sheet and our improved performance, and also reflected our success in building a broader, more stable and less risky business model."

"With the positive momentum from our 2016 performance, we are looking forward to 2017. We believe the economy will be a bit stronger and the interest rate curve a little steeper. Our business model is poised to continue to be successful."

Fourth Quarter 2016 Highlights:

Income Statement Highlights
	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in millions)
Net interest income	$87	$80	$77	$79	$76
Provision (benefit) for loan losses	1	7	(3)	(13)	(1)
Noninterest income	98	156	128	105	97
Noninterest expense	142	142	139	137	129
Income before income taxes	42	87	69	60	45
Provision for income taxes	14	30	22	21	12
Net income	$28	$57	$47	$39	$33

Income per share:
Basic	$0.50	$0.98	$0.67	$0.56	$0.45
Diluted	$0.49	$0.96	$0.66	$0.54	$0.44

Key Ratios
	Three Months Ended					Change (bps)
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Seq	Yr/Yr
Net interest margin	2.67%	2.58%	2.63%	2.66%	2.69%	9	(2)
Return on average assets	0.8%	1.6%	1.4%	1.2%	1.0%	(83)	(25)
Return on average equity	8.6%	16.5%	11.5%	10.1%	8.6%	(793)	4
Return on average common equity	8.6%	17.5%	13.8%	12.2%	10.4%	(885)	(180)
Efficiency ratio	76.7%	59.9%	68.2%	74.5%	75.2%	1680	150

Balance Sheet Highlights
	Three Months Ended					% Change
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Seq	Yr/Yr
	(Dollars in millions)
Average Balance Sheet Data
Average interest-earning assets	$12,817	$12,318	$11,639	$11,871	$11,240	4%	14%
Average loans held-for-sale (LHFS)	3,321	3,416	2,884	2,909	2,484	(3)%	34%
Average loans held-for-investment (LHFI)	6,163	5,848	5,569	5,668	5,642	5%	9%
Average total deposits	9,233	9,126	8,631	8,050	8,132	1%	14%

Note: Please refer to the financial tables at the end of this news release for a reconciliation of adjusted non-GAAP financial measures to the most directly comparable measure prepared in accordance with GAAP.

Net Interest Income

The Company continued to realize growth in its community banking business in the fourth quarter 2016. Net interest income increased to $87 million, compared to $80 million for the third quarter 2016. The results reflected a 4 percent increase in average earning assets, led by growth in investment securities, commercial loans and mortgage loans, and net interest margin expansion of 9 basis points.

Loans held-for-investment averaged $6.2 billion for the fourth quarter 2016, increasing $315 million, or 5 percent, from the prior quarter. During the fourth quarter 2016, average commercial real estate loans increased $127 million, or 12 percent. Average consumer loans rose $111 million, or 4 percent, driven by an increase in mortgage loans (primarily jumbos). Average commercial and industrial loans also registered solid gains, increasing $88 million, or 14 percent.

Average total deposits were $9.2 billion in the fourth quarter 2016, increasing $107 million, or 1 percent, from the third quarter 2016. The increase was led by higher retail deposits, partially offset by lower government deposits. Average retail deposits rose $132 million, or 2 percent, due to an $89 million increase in savings deposits and a $28 million rise in demand deposits.

Net interest margin increased 9 basis points to 2.67 percent for the fourth quarter 2016, as compared to 2.58 percent for the third quarter 2016. During the quarter, the Company terminated certain fixed rate FHLB advances which resulted in a $2 million benefit to interest expense, accounting for 6 basis points of the increase.

Provision for Loan Losses

The provision for loan losses totaled $1 million for the fourth quarter 2016, as compared to $7 million for the third quarter 2016. The lower level of provision expense reflected strong asset quality and largely matched net charge-offs in the quarter.

Noninterest Income

Noninterest income decreased $58 million, or 37 percent, to $98 million, as compared to $156 million for the third quarter 2016. The decline was driven by a $37 million drop in net gain on loan sales and a $24 million benefit that was recognized in the third quarter 2016 from the reduction in fair value on the DOJ settlement liability.

Fourth quarter 2016 net gain on loan sales fell to $57 million, versus $94 million in the third quarter and $46 million in the same period last year. The decrease from the prior quarter reflected lower fallout-adjusted locks and a drop in the gain on sale margin. In the fourth quarter 2016, fallout-adjusted locks decreased 27 percent to $6.1 billion, primarily due to anticipated seasonal factors and lower refinance activity from significantly higher interest rates. The net gain on loan sale margin fell 20 basis points to 0.93 percent for the fourth quarter 2016, as compared to 1.13 percent for the third quarter 2016, driven by price competition.

Mortgage Metrics
	Three Months Ended					Change (% / bps)
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$6,091	$8,291	$8,127	$6,863	$5,027	(27)%	21%
Gain on sale margin (change in bps) (1)(2)	0.93%	1.13%	1.04%	0.96%	0.92%	(20)	1
Net gain on loan sales on HFS	$57	94	$85	$66	$46	(39)%	24%
Net (loss) return on the mortgage servicing rights ("MSR")	$(5)	$(11)	$(4)	$(6)	$9	N/M	N/M
Gain on loan sales HFS + net (loss) return on the MSR	$52	$83	$81	$60	$55	(37)%	(5)%
Residential loans serviced (number of accounts - 000's) (3)	383	375	358	354	361	2%	6%
Capitalized value of mortgage servicing rights (change in bps)	1.07%	0.96%	0.99%	1.06%	1.13%	11	(6)
N/M - Not meaningful
(1) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2) Gain on sale margin is based on net gain on loan sales (excluding gains from loans transferred from HFI) to fallout-adjusted mortgage rate lock commitments.
(3) Includes loans serviced for own loan portfolio, serviced for others, and subserviced for others.

Loan fees and charges fell to $20 million for the fourth quarter 2016, as compared to $22 million for the third quarter 2016. The decrease primarily reflected lower mortgage loan closings.

Net return on the mortgage servicing asset (including the impact of hedges) was a net loss of $5 million for the fourth quarter 2016, as compared to a net loss of $11 million for the third quarter 2016. The net return on the mortgage servicing asset increased from the third quarter 2016. This was primarily due to lower prepayments and a $7 million charge recognized in the third quarter 2016 related to MSR sales with a fair value of $50 million that closed in the fourth quarter 2016, partially offset by unfavorable changes in fair value driven by an increase in market implied interest rate volatility experienced in the fourth quarter 2016.

The representation and warranty benefit was $7 million for the fourth quarter 2016, as compared to a $6 million benefit in the third quarter 2016. The representation and warranty reserve was reduced to $27 million at December 31, 2016, from $32 million at September 30, 2016, reflecting a continued improvement in risk trends and a repurchase demand pipeline that was only $6 million at December 31, 2016.

Total other noninterest income for the fourth quarter 2016 was $10 million, as compared to $36 million for the third quarter 2016. The decrease was almost entirely due to a $24 million reduction in the fair value of the Company's DOJ settlement liability recognized in the prior quarter.

Noninterest Expense

Noninterest expense was unchanged at $142 million for the fourth quarter 2016, as compared to the third quarter 2016. Legal and professional expense rose $4 million, while compensation and benefits expense fell $3 million.

The Company's efficiency ratio was 77 percent for the fourth quarter 2016, compared to an adjusted non-GAAP efficiency ratio of 67 percent in the prior quarter, excluding the $24 million benefit from the drop in fair value on the DOJ settlement liability in the third quarter 2016.

Income Taxes

The fourth quarter 2016 provision for income taxes totaled $14 million, as compared to $30 million in the third quarter 2016. The effective tax rate in the fourth quarter 2016 declined slightly to 33 percent, as compared to 34 percent in the third quarter 2016 and the full year 2016.

Asset Quality

Credit Quality Ratios
	Three Months Ended					Change (% / bps)
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Seq	Yr/Yr
	(Dollars in millions)
Allowance for loan loss to LHFI	2.4%	2.3%	2.6%	2.9%	3.0%	10	(60)
Allowance for loan loss to LHFI and loans with government guarantees	2.2%	2.2%	2.4%	2.7%	2.8%	0	(60)

Charge-offs, net of recoveries	$2	$7	$9	$12	$9	(71)%	(78)%
Charge-offs associated with loans with government guarantees	1	5	4	3	3	(80)%	(67)%
Charge-offs associated with the sale or transfer of nonperforming loans and TDRs	—	—	2	6	2	N/M	N/M
Charge-offs, net of recoveries, adjusted (1)	$1	$2	$3	$3	$4	(50)%	(75)%

Total nonperforming loans held-for-investment	$40	$40	$44	$53	$66	—%	(39)%
Net charge-offs to LHFI ratio (annualized)	0.13%	0.51%	0.62%	0.86%	0.62%	(38)	(49)
Net charge-off ratio, adjusted (annualized)	0.07%	0.15%	0.18%	0.20%	0.29%	(8)	(22)
Ratio of nonperforming LHFI to LHFI	0.67%	0.63%	0.76%	0.95%	1.05%	4	(38)
N/M - Not meaningful

(1)	Excludes charge-offs associated with loans with government guarantees and charge-offs associated with the sale or transfer of nonperforming loans and TDRs.

The Company continued to experience solid credit performance in the fourth quarter 2016. The allowance for loan losses was $142 million at December 31, 2016, covering 2.4 percent of loans held-for-investment, as compared to an allowance for loan losses of $143 million at September 30, 2016, covering 2.3 percent of loans held-for-investment.

Net charge-offs in the fourth quarter 2016 were $2 million, or 0.13 percent of applicable loans, compared to $7 million, or 0.51 percent of applicable loans in the prior quarter. The fourth quarter 2016 amount included $1 million of net charge-offs associated with loans with government guarantees compared to $5 million in the third quarter of 2016.

Nonperforming loans held-for-investment were $40 million at December 31, 2016, unchanged from September 30, 2016. As in the prior quarter, there were no nonperforming commercial loans at December 31, 2016. The ratio of nonperforming loans to loans held-for-investment increased to 0.67 percent at December 31, 2016 from 0.63 percent at September 30, 2016. At December 31, 2016, consumer loan delinquencies totaled $10 million, up slightly from September 30, 2016. As in the prior quarter, there were no commercial loans more than 30 days delinquent at December 31, 2016.

Capital

Capital Ratios (Bancorp)	Three Months Ended					Change (% / bps)
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Seq	Yr/Yr
Total capital	16.42%	15.26%	20.19%	20.97%	20.28%	116	(386)
Tier 1 capital	15.14%	13.98%	18.89%	19.67%	18.98%	116	(384)
Tier 1 leverage	8.88%	8.88%	11.59%	11.04%	11.51%	—	(263)
Mortgage servicing rights to Tier 1 capital	26.7%	24.6%	19.9%	19.3%	20.6%	210	610
Book value per common share	$23.50	$22.72	$23.54	$22.82	$22.33	3%	5%

The Company maintained a robust capital position with regulatory ratios well above current regulatory quantitative guidelines for "well capitalized" institutions. At December 31, 2016, the Company had a Tier 1 leverage ratio of 8.88 percent, unchanged from September 30, 2016.

At December 31, 2016, the Company had a common equity-to-assets ratio of 9.50 percent.

Earnings Conference Call

As previously announced, the Company's fourth quarter 2016 earnings call will be held Tuesday, January 24, 2017 at 11 a.m. (ET).

To join the call, please dial (800) 474-8920 toll free or (719) 457-2640 and use passcode 1910792. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (866) 375-1919 toll free or (719) 457-0820, using passcode 1910792.

The conference call will also be available as a live audiocast on the Investor Relations section of flagstar.com, where it will be archived and available for replay and download. The slide presentation accompanying the conference call will be posted on the site.
About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $14.1 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 99 branches in the state. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as through 41 retail locations in 21 states. Flagstar is a leading national originator and servicer of mortgage loans, handling payments and record keeping for $80 billion of home loans representing 383,000 borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes non-GAAP financial measures, such as adjusted net income, adjusted return on average assets, adjusted return on average equity, adjusted return on common equity, adjusted noninterest income, adjusted efficiency ratio and estimated fully implemented Basel III capital levels and ratios. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in conference call slides, the Form 8-K Current Report related to this news release and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Cash	$84	$76	$54
Interest-earning deposits	74	98	154
Total cash and cash equivalents	158	174	208
Investment securities available-for-sale	1,480	1,115	1,294
Investment securities held-to-maturity	1,093	1,156	1,268
Loans held-for-sale	3,177	3,393	2,576
Loans held-for-investment	6,065	6,290	6,352
Loans with government guarantees	365	404	485
Less: allowance for loan losses	(142)	(143)	(187)
Total loans held-for-investment and loans with government guarantees, net	6,288	6,551	6,650
Mortgage servicing rights	335	302	296
Federal Home Loan Bank stock	180	172	170
Premises and equipment, net	275	271	250
Net deferred tax asset	286	305	364
Other assets	781	834	639
Total assets	$14,053	$14,273	$13,715
Liabilities and Stockholders' Equity
Noninterest-bearing	$2,077	$2,544	$1,574
Interest-bearing	6,723	6,827	6,361
Total deposits	8,800	9,371	7,935
Short-term Federal Home Loan Bank advances and other	1,780	905	2,116
Long-term Federal Home Loan Bank advances	1,200	1,577	1,425
Other long-term debt	493	493	247
Representation and warranty reserve	27	32	40
Other liabilities	417	609	423
Total liabilities	12,717	12,987	12,186
Stockholders' Equity
Preferred stock	—	—	267
Common stock	1	1	1
Additional paid in capital	1,502	1,494	1,486
Accumulated other comprehensive (loss) income	(7)	(20)	2
Accumulated deficit	(160)	(189)	(227)
Total stockholders' equity	1,336	1,286	1,529
Total liabilities and stockholders' equity	$14,053	$14,273	$13,715

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

						Fourth Quarter 2016 Compared to:
	Three Months Ended					Third Quarter 2016		Fourth Quarter 2015
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Amount	Percent	Amount	Percent

Interest Income
Total interest income	$111	$106	$99	$101	$95	$5	5%	$16	17%
Total interest expense	24	26	22	22	19	(2)	(8)%	5	26%
Net interest income	87	80	77	79	76	7	9%	11	14%
Provision (benefit) for loan losses	1	7	(3)	(13)	(1)	(6)	(86)%	$2	N/M
Net interest income after provision (benefit) for loan losses	86	73	80	92	77	13	18%	9	12%
Noninterest Income
Net gain on loan sales	57	94	90	75	46	(37)	(39)%	$11	24%
Loan fees and charges	20	22	19	15	14	(2)	(9)%	6	43%
Deposit fees and charges	5	5	6	6	6	—	—%	(1)	(17)%
Loan administration income	4	4	4	6	7	—	—%	(3)	(43)%
Net (loss) return on the mortgage servicing rights	(5)	(11)	(4)	(6)	9	6	(55)%	(14)	N/M
Representation and warranty benefit	7	6	4	2	6	1	17%	1	17%
Other noninterest income	10	36	9	7	9	(26)	(72)%	1	11%
Total noninterest income	98	156	128	105	97	(58)	(37)%	1	1%
Noninterest Expense
Compensation and benefits	66	69	66	68	59	(3)	(4)%	$7	12%
Commissions	15	16	14	10	8	(1)	(6)%	$7	88%
Occupancy and equipment	21	21	21	22	21	—	—%	$—	—%
Asset resolution	1	2	1	3	2	(1)	(50)%	$(1)	(50)%
Federal insurance premiums	2	3	3	3	5	(1)	(33)%	$(3)	(60)%
Loan processing expense	15	13	15	12	12	2	15%	$3	25%
Legal and professional expense	9	5	6	9	9	4	80%	$—	—%
Other noninterest expense	13	13	13	10	13	—	—%	$—	—%
Total noninterest expense	142	142	139	137	129	—	—%	13	10%
Income before income taxes	42	87	69	60	45	(45)	(52)%	(3)	(7)%
Provision for income taxes	14	30	22	21	12	(16)	(53)%	$2	17%
Net income	$28	$57	$47	$39	$33	$(29)	(51)%	$(5)	(15)%
Income per share
Basic	$0.50	$0.98	$0.67	$0.56	$0.45	$(0.48)	(49)%	$0.05	11%
Diluted	$0.49	$0.96	$0.66	$0.54	$0.44	$(0.47)	(49)%	$0.05	11%
N/M - Not meaningful

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

			Year Ended December 31, 2016
	Year Ended		Compared to: Year Ended December 31, 2015
	December 31, 2016	December 31, 2015	Amount	Percent
Interest Income
Total interest income	$417	$355	$62	17%
Total interest expense	94	68	26	38%
Net interest income	323	287	36	13%
Provision (benefit) for loan losses	(8)	(19)	11	(58)%
Net interest income after provision (benefit) for loan losses	331	306	25	8%
Noninterest Income
Net gain on loan sales	316	288	28	10%
Loan fees and charges	76	67	9	13%
Deposit fees and charges	22	25	(3)	(12)%
Loan administration income	18	26	(8)	(31)%
Net (loss) return on the mortgage servicing rights	(26)	28	(54)	N/M
Representation and warranty benefit	19	19	—	—%
Other noninterest income	62	17	45	N/M
Total noninterest income	487	470	17	4%
Noninterest Expense
Compensation and benefits	269	237	32	14%
Commissions	55	39	16	41%
Occupancy and equipment	85	81	4	5%
Asset resolution	7	15	(8)	(53)%
Federal insurance premiums	11	23	(12)	(52)%
Loan processing expense	55	52	3	6%
Legal and professional expense	29	36	(7)	(19)%
Other noninterest expense	49	53	(4)	(8)%
Total noninterest expense	560	536	24	4%
Income before income taxes	258	240	18	8%
Provision for income taxes	87	82	5	6%
Net income	$171	$158	$13	8%
Income per share
Basic	$2.71	$2.27	$0.44	19%
Diluted	$2.66	$2.24	$0.42	19%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Mortgage loans originated (1)	$8,573	$9,198	$5,824	$32,453	$29,402
Mortgage loans sold and securitized	$8,422	$8,723	$5,164	$32,033	$26,307
Interest rate spread (2)	2.49%	2.36%	2.54%	2.45%	2.58%
Net interest margin	2.67%	2.58%	2.69%	2.64%	2.74%
Average common shares outstanding	56,607,933	56,580,238	56,449,596	56,569,307	56,426,977
Average fully diluted shares outstanding	57,824,854	57,933,806	57,502,017	57,597,667	57,164,523
Average interest-earning assets	$12,817	$12,318	$11,240	$12,164	$10,436
Average interest-paying liabilities	$10,222	$9,773	$9,078	$9,757	$8,305
Average stockholders' equity	$1,312	$1,379	$1,547	$1,464	$1,486
Return on average assets (4)	0.78%	1.61%	1.03%	1.23%	1.32%
Return on average equity (4)	8.60%	16.53%	8.56%	11.69%	10.63%
Return on average common equity (4)	8.60%	17.45%	10.35%	13.03%	10.49%
Efficiency ratio (4)	76.7%	59.9%	75.2%	69.2%	70.9%
Equity-to-assets ratio (average for the period)	9.05%	9.75%	12.07%	10.52%	12.43%

	December 31, 2016	September 30, 2016	December 31, 2015
Book value per common share	$23.50	$22.72	$22.33
Number of common shares outstanding	56,824,802	56,597,271	56,483,258
Mortgage loans subserviced for others	$43,127	$41,017	$40,287
Mortgage loans serviced for others	$31,207	$31,372	$26,145
Weighted average service fee (basis points)	26.7	28.1	27.7
Capitalized value of mortgage servicing rights	1.07%	0.96%	1.13%
Mortgage servicing rights to Tier 1 capital	26.7%	24.6%	20.6%
Ratio of allowance for loan losses to LHFI (3)	2.37%	2.30%	3.00%
Ratio of allowance for loan losses to LHFI and loans with government guarantees (3)	2.23%	2.16%	2.78%
Ratio of nonperforming assets to total assets	0.39%	0.39%	0.61%
Equity-to-assets ratio	9.50%	9.01%	11.14%
Common equity-to-assets ratio	9.50%	9.01%	9.20%
Number of bank branches	99	99	99
Number of FTE employees	2,886	2,881	2,713

(1)	Includes residential first mortgage and second mortgage loans.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	Excludes loans carried under the fair value option.

(4)	See Non-GAAP Reconciliation in which applicable periods, three months ended September 30, 2016 and full year ended December 31, 2016, have been adjusted.

Flagstar Bancorp, Inc.
Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income	28	57	33	171	158
Cumulative preferred stock dividends (1)	—	(2)	(8)	(18)	(30)
Net income applicable to Common Stockholders	$28	$55	$25	$153	$128
Weighted Average Shares
Weighted average common shares outstanding	56,607,933	56,580,238	56,449,596	56,569,307	56,426,977
Effect of dilutive securities
Warrants	151,560	364,791	348,939	138,314	305,484
Stock-based awards	1,065,361	988,777	703,482	890,046	432,062
Weighted average diluted common shares	57,824,854	57,933,806	57,502,017	57,597,667	57,164,523
Earnings per common share
Net income applicable to Common Stockholders	$0.50	$0.98	$0.45	$2.71	$2.27
Effect of dilutive securities
Warrants	—	—	—	(0.01)	(0.01)
Stock-based awards	(0.01)	(0.02)	(0.01)	(0.04)	(0.02)
Diluted earnings per share	$0.49	$0.96	$0.44	$2.66	$2.24

(1)
Under the terms of the Series C Preferred Stock, we elected to defer dividends beginning with the February 2012 dividend. In July 2016, we ended the deferral and brought current our previously deferred dividends.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$3,321	$29	3.55%	$3,416	$30	3.51%	$2,484	$24	3.88%
Loans held-for-investment
Consumer loans (1)	2,691	24	3.55%	2,580	23	3.52%	3,423	30	3.52%
Commercial loans (1)	3,472	35	4.06%	3,268	33	3.96%	2,219	21	3.77%
Total loans held-for-investment	6,163	59	3.84%	5,848	56	3.77%	5,642	51	3.62%
Loans with government guarantees	389	4	4.23%	432	4	3.88%	496	4	2.84%
Investment securities	2,845	18	2.53%	2,516	16	2.55%	2,441	16	2.55%
Interest-earning deposits	99	1	0.51%	106	—	0.48%	177	—	0.49%
Total interest-earning assets	12,817	$111	3.46%	12,318	$106	3.42%	11,240	$95	3.36%
Other assets	1,672			1,830			1,585
Total assets	$14,489			$14,148			$12,825
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$521	$—	0.21%	$509	$—	0.20%	$431	$—	0.13%
Savings deposits	3,840	7	0.77%	3,751	8	0.77%	3,725	8	0.84%
Money market deposits	256	—	0.43%	250	—	0.41%	272	—	0.39%
Certificates of deposit	1,079	3	1.05%	1,071	3	1.05%	813	2	0.88%
Total retail deposits	5,696	10	0.75%	5,581	11	0.75%	5,241	10	0.76%
Government deposits
Demand deposits	211	—	0.39%	243	—	0.39%	304	—	0.40%
Savings deposits	470	1	0.52%	478	1	0.52%	401	1	0.52%
Certificates of deposit	352	1	0.60%	355	—	0.52%	410	1	0.45%
Total government deposits	1,033	2	0.52%	1,076	1	0.49%	1,115	2	0.46%
Total interest-bearing deposits	6,729	12	0.72%	6,657	12	0.71%	6,356	12	0.71%
Short-term Federal Home Loan Bank advances and other	1,427	1	0.50%	1,073	1	0.44%	1,226	1	0.25%
Long-term Federal Home Loan Bank advances	1,573	5	1.24%	1,576	7	1.81%	1,219	4	1.60%
Other long-term debt	493	6	4.89%	467	6	4.86%	277	2	2.66%
Total interest-bearing liabilities	10,222	24	0.97%	9,773	26	1.06%	9,078	19	0.83%
Noninterest-bearing deposits (2)	2,504			2,469			1,776
Other liabilities	451			527			424
Stockholders' equity	1,312			1,379			1,547
Total liabilities and stockholders' equity	$14,489			$14,148			$12,825
Net interest-earning assets	$2,595			$2,545			$2,162
Net interest income		$87			$80			$76
Interest rate spread (3)			2.49%			2.36%			2.54%
Net interest margin (4)			2.67%			2.58%			2.69%
Ratio of average interest-earning assets to interest-bearing liabilities			125.4%			126.0%			123.8%
Total average deposits	$9,233			$9,126			$8,132

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes noninterest-bearing company-controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Year Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate

Interest-Earning Assets
Loans held-for-sale	$3,134	$113	3.62%	$2,188	$85	3.90%
Loans held-for-investment
Consumer loans (1)	2,832	99	3.52%	3,083	114	3.68%
Commercial loans (1)	2,981	120	3.97%	1,993	78	3.88%
Total loans held-for-investment	5,813	219	3.75%	5,076	192	3.76%
Loans with government guarantees	435	16	3.59%	633	18	2.86%
Investment securities	2,653	68	2.56%	2,305	59	2.55%
Interest-earning deposits	129	1	0.50%	234	1	0.50%
Total interest-earning assets	12,164	$417	3.42%	10,436	$355	3.39%
Other assets	1,743			1,520
Total assets	$13,907			$11,956
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$489	$1	0.18%	$429	$1	0.14%
Savings deposits	3,751	29	0.78%	3,693	30	0.82%
Money market deposits	278	1	0.44%	258	1	0.31%
Certificates of deposit	990	10	1.05%	787	6	0.77%
Total retail deposits	5,508	41	0.76%	5,167	38	0.73%
Government deposits
Demand deposits	228	1	0.39%	257	1	0.39%
Savings deposits	442	2	0.52%	405	2	0.52%
Certificates of deposit	382	2	0.40%	358	1	0.39%
Total government deposits	1,052	5	0.45%	1,020	4	0.44%
Total interest-bearing deposits	6,560	46	0.71%	6,187	42	0.68%
Short-term Federal Home Loan Bank advances and other	1,249	5	0.44%	311	1	0.30%
Long-term Federal Home Loan Bank advances	1,584	27	1.72%	1,500	18	1.17%
Other long-term debt	364	16	4.34%	307	7	2.42%
Total interest-bearing liabilities	9,757	94	0.97%	8,305	68	0.82%
Noninterest-bearing deposits (2)	2,202			1,690
Other liabilities	484			475
Stockholders' equity	1,464			1,486
Total liabilities and stockholders' equity	$13,907			$11,956
Net interest-earning assets	$2,407			$2,131
Net interest income		$323			$287
Interest rate spread (3)			2.45%			2.58%
Net interest margin (4)			2.64%			2.74%
Ratio of average interest-earning assets to interest-bearing liabilities			124.7%			125.7%
Total average deposits	$8,762			$7,877

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes noninterest-bearing company-controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Gain on Loan Sales on Loans Held-for-Sale
(Dollars in millions)
(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$6,091	$8,291	$8,127	$6,863	$5,027
Gain on sale margin (change in bps) (1)	0.93%	1.13%	1.04%	0.96%	0.92%
Net gain on loan sales on HFS	$57	$94	$85	$66	$46
Net (loss) return on the mortgage servicing rights	$(5)	$(11)	$(4)	$(6)	$9
Gain on loan sales HFS + net (loss) return on the MSR	$52	$83	$81	$60	$55
Residential loans serviced (number of accounts - 000's) (2)	383	375	358	354	361
Capitalized value of mortgage servicing rights	1.07%	0.96%	0.99%	1.06%	1.13%
Mortgage rate lock commitments (gross)	$7,611	$10,328	$10,168	$8,762	$6,258
Mortgage loans sold and securitized	$8,422	$8,723	$7,940	$6,948	$5,164
Net margin on loan sales	0.68%	1.08%	1.07%	0.94%	0.90%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

	Year Ended
	December 31, 2016	December 31, 2015

Mortgage rate lock commitments (fallout-adjusted) (1)	$29,372	$25,511
Gain on sale margin (change in bps) (1)	1.03%	1.13%
Net gain on loan sales on HFS	$301	$288
Net (loss) return on the mortgage servicing rights	$(26)	$28
Gain on loan sales HFS + net (loss) return on the MSR	$275	$316
Residential loans serviced (number of accounts - 000's) (2)	383	361
Capitalized value of mortgage servicing rights	1.07%	1.13%
Mortgage rate lock commitments (gross)	$36,869	$31,718
Mortgage loans sold and securitized	$32,033	$26,307
Net margin on loan sales	0.94%	1.09%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets)	$1,256	8.88%	$1,225	8.88%	$1,514	11.59%	$1,453	11.04%	$1,435	11.51%
Total adjusted tangible asset base	$14,149		$13,798		$13,068		$13,167		$12,474
Tier 1 common equity (to risk weighted assets)	$1,084	13.07%	$1,056	12.04%	$1,086	13.55%	$1,032	13.96%	$1,065	14.09%
Tier 1 capital (to risk weighted assets)	$1,256	15.14%	$1,225	13.98%	$1,514	18.89%	$1,453	19.67%	$1,435	18.98%
Total capital (to risk weighted assets)	$1,363	16.42%	$1,338	15.26%	$1,618	20.19%	$1,549	20.97%	$1,534	20.28%
Risk weighted asset base	$8,298		$8,767		$8,014		$7,387		$7,561

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets)	$1,491	10.52%	$1,459	10.55%	$1,576	12.03%	$1,509	11.43%	$1,472	11.79%
Total adjusted tangible asset base	$14,177		$13,824		$13,102		$13,200		$12,491
Tier 1 common equity (to risk weighted assets)	$1,491	17.91%	$1,459	16.59%	$1,576	19.58%	$1,509	20.34%	$1,472	19.42%
Tier 1 capital (to risk weighted assets)	$1,491	17.91%	$1,459	16.59%	$1,576	19.58%	$1,509	20.34%	$1,472	19.42%
Total capital (to risk weighted assets)	$1,597	19.19%	$1,571	17.87%	$1,679	20.86%	$1,605	21.63%	$1,570	20.71%
Risk weighted asset base	$8,325		$8,794		$8,048		$7,421		$7,582

Loan Originations (Dollars in millions) (Unaudited)
	Three Months Ended
	December 31, 2016		September 30, 2016		December 31, 2015
Consumer loans
Mortgage (1)	$8,573	97.3%	$9,198	96.9%	$5,824	96.0%
Other consumer (2)	46	0.5%	44	0.5%	39	0.6%
Total consumer loans	8,619	97.8%	9,242	97.4%	5,863	96.6%
Commercial loans (3)	191	2.2%	248	2.6%	205	3.4%
Total loan originations	$8,810	100.0%	$9,490	100.0%	$6,068	100.0%

	Year Ended
	December 31, 2016		December 31, 2015
Mortgage (1)	$32,453	97.5%	$29,402	98.2%
Other consumer (2)	159	0.5%	132	0.4%
Total consumer loans	32,612	97.9%	29,534	98.6%
Commercial loans (3)	687	2.1%	415	1.4%
Total loan originations	$33,299	100.0%	$29,949	100.0%

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Includes HELOC and other consumer loans.

(3)	Includes commercial real estate and commercial and industrial loans.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	December 31, 2016		September 30, 2016		December 31, 2015
Consumer loans
Residential first mortgage	$2,327	38.3%	$2,136	33.9%	$3,100	48.9%
Second mortgage	126	2.1%	127	2.0%	135	2.1%
HELOC	317	5.2%	326	5.2%	384	6.0%
Other	28	0.5%	30	0.5%	31	0.5%
Total consumer loans	2,798	46.1%	2,619	41.6%	3,650	57.5%
Commercial loans
Commercial real estate	1,261	20.8%	1,168	18.6%	814	12.8%
Commercial and industrial	769	12.7%	708	11.3%	552	8.7%
Warehouse lending	1,237	20.4%	1,795	28.5%	1,336	21.0%
Total commercial loans	3,267	53.9%	3,671	58.4%	2,702	42.5%
Total loans held-for-investment	$6,065	100.0%	$6,290	100.0%	$6,352	100.0%

Residential Loans Serviced
(Dollars in millions)
(Unaudited)

	December 31, 2016		September 30, 2016		December 31, 2015
	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts
Serviced for own loan portfolio (1)	$5,816	29,244	$5,645	29,052	$6,088	30,683
Serviced for others	31,207	133,270	31,372	138,771	26,145	118,662
Subserviced for others (2)	43,127	220,075	41,017	207,039	40,287	211,937
Total residential loans serviced	$80,150	382,589	$78,034	374,862	$72,520	361,282

(1)
Includes loans held-for-investment (residential first mortgage, second mortgage and HELOC), loans-held-for-sale (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

(2)	Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Allowance for loan losses	$142	$143	$187	$142	$187
Charge-offs
Consumer loans
Residential first mortgage	(3)	(7)	(7)	(29)	(87)
Second mortgage	—	—	(2)	(2)	(4)
HELOC	—	(1)	(1)	(2)	(3)
Other	(1)	(1)	(1)	(3)	(4)
Total consumer loans	(4)	(9)	(11)	(36)	(98)
Commercial loans
Commercial and industrial	—	—	—	—	(3)
Total commercial loans	—	—	—	—	(3)
Total charge-offs	$(4)	$(9)	$(11)	$(36)	$(101)
Recoveries
Consumer loans
Residential first mortgage	1	—	—	2	3
Second mortgage	—	—	1	—	2
HELOC	—	1	—	—	—
Other	—	1	1	3	3
Total consumer loans	1	2	2	5	8
Commercial loans
Commercial real estate	1	—	—	1	2
Total commercial loans	1	—	—	1	2
Total recoveries	2	2	2	6	10
Charge-offs, net of recoveries	$(2)	$(7)	$(9)	$(30)	$(91)
Net charge-offs to LHFI ratio (annualized) (1)	0.13%	0.51%	0.62%	0.52%	1.85%
Net charge-offs ratio, adjusted (annualized) (1)(2)	0.07%	0.15%	0.29%	0.15%	0.40%
Net charge-offs to LHFI ratio (annualized) by loan type (1)
Residential first mortgage	0.38%	1.33%	1.03%	1.18%	3.34%
Second mortgage	(0.92)%	1.03%	1.89%	1.34%	1.72%
HELOC and consumer	0.50%	0.23%	0.86%	0.53%	1.18%
Commercial real estate	(0.05)%	—%	—%	(0.02)%	(0.29)%
Commercial and industrial	(0.12)%	(0.01)%	(0.01)%	(0.04)%	0.71%

(1)	Excludes loans carried under the fair value option.

(2)
Excludes charge-offs of zero, zero, and $2 million related to the sale of nonperforming loans, TDRs and non-agency loans during the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively and $8 million and $69 million during the years ended December 31, 2016 and 2015, respectively. Also excludes charge-offs related to loans with government guarantees of $1 million, $5 million, and $3 million during the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively, and $13 million and $3 million during the years ended December 31, 2016 and December 31, 2015, respectively.

Representation and Warranty Reserve
(Dollars in millions)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Balance, beginning of period	$32	$36	$45	$40	$53
Provision (release)
Charged to gain on sale for current loan sales	1	1	1	5	7
Charged to representation and warranty benefit	(7)	(6)	(6)	(19)	(19)
Total	(6)	(5)	(5)	(14)	(12)
Charge-offs, net	1	1	—	1	(1)
Balance, end of period	$27	$32	$40	$27	$40

Composition of Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

December 31, 2016	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$60	$5	$65
Second mortgage	2	6	8
HELOC	14	2	16
Other	1	—	1
Total consumer loans	77	13	90
Commercial loans
Commercial real estate	28	—	28
Commercial and industrial	17	—	17
Warehouse lending	7	—	7
Total commercial loans	52	—	52
Total allowance for loan losses	$129	$13	$142

September 30, 2016	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$63	$7	$70
Second mortgage	3	6	9
HELOC	15	1	16
Other	1	—	1
Total consumer loans	82	14	96
Commercial loans
Commercial real estate	25	—	25
Commercial and industrial	14	—	14
Warehouse lending	8	—	8
Total commercial loans	47	—	47
Total allowance for loan losses	$129	$14	$143

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
Nonperforming loans	$22	$23	$31
Nonperforming TDRs	8	8	7
Nonperforming TDRs at inception but performing for less than six months	10	9	28
Total nonperforming loans held-for-investment	40	40	66
Real estate and other nonperforming assets, net	14	15	17
Nonperforming assets held-for-investment, net (1)	$54	$55	$83

Ratio of nonperforming assets to total assets	0.39%	0.39%	0.61%
Ratio of nonperforming loans held-for-investment to loans held-for-investment	0.67%	0.63%	1.05%
Ratio of nonperforming assets to loans held-for-investment and repossessed assets	0.90%	0.87%	1.32%
Ratio of nonperforming assets to Tier 1 capital + allowance for loan losses	3.93%	4.03%	5.12%

(1)	Does not include nonperforming loans held-for-sale of $6 million, $5 million, and $12 million at December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total Investment Loans
December 31, 2016
Consumer loans	$8	$2	$40	$50	$2,798
Commercial loans	—	—	—	—	3,267
Total loans	$8	$2	$40	$50	$6,065
September 30, 2016
Consumer loans	$6	$2	$40	$48	$2,619
Commercial loans	—	—	—	—	3,671
Total loans	$6	$2	$40	$48	$6,290
December 31, 2015
Consumer loans	$10	$4	$64	$78	$3,650
Commercial loans	—	—	2	2	2,702
Total loans	$10	$4	$66	$80	$6,352

(1)	Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Nonperforming TDRs at inception but performing for less than six months	Total
December 31, 2016
Consumer loans	$67	$8	$10	$85
Total TDR loans	$67	$8	$10	$85
September 30, 2016
Consumer loans	$70	$8	$9	$87
Commercial loans	1	—	—	1
Total TDR loans	$71	$8	$9	$88
December 31, 2015
Consumer loans	$101	$7	$28	$136
Total TDR loans	$101	$7	$28	$136

Non-GAAP Reconciliation
(Dollars in millions)
(Unaudited)

Basel III (transitional) to Basel III (fully phased-in) reconciliation. On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We have transitioned to the Basel III framework beginning in January 2015 and are subject to a phase-in period extending through 2018. Accordingly, the calculations provided below are estimates. These measures are considered to be non-GAAP financial measures because they are not formally defined by GAAP and the Basel III implementation regulations will not be fully phased-in until January 1, 2019. The regulations are subject to change as clarifying guidance becomes available and the calculations currently include our interpretations of the requirements including informal feedback received through the regulatory process. Other entities may calculate the Basel III ratios differently from ours based on their interpretation of the guidelines. Since analysts and banking regulators may assess our capital adequacy using the Basel III framework, we believe that it is useful to provide investors information enabling them to assess our capital adequacy on the same basis.

December 31, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
	(Dollars in millions) (Unaudited)
Flagstar Bancorp (the Company)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in)
Basel III (transitional)	$1,084	$1,256	$1,256	$1,363
Increased deductions related to deferred tax assets, mortgage servicing assets and other capital components	(230)	(162)	(162)	(160)
Basel III (fully phased-in) capital	$854	$1,094	$1,094	$1,203
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in)
Basel III assets (transitional)	$8,298	$14,149	$8,298	$8,298
Net change in assets	35	(161)	35	35
Basel III (fully phased-in) assets	$8,333	$13,988	$8,333	$8,333
Capital ratios
Basel III (transitional)	13.07%	8.88%	15.14%	16.42%
Basel III (fully phased-in)	10.25%	7.82%	13.13%	14.44%

December 31, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
Flagstar Bank (the Bank)	(Dollars in millions) (Unaudited)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in)
Basel III (transitional)	$1,491	$1,491	$1,491	$1,597
Increased deductions related to deferred tax assets, mortgage servicing assets and other capital components	(119)	(119)	(119)	(116)
Basel III (fully phased-in) capital	$1,372	$1,372	$1,372	$1,481
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in)
Basel III assets (transitional)	$8,325	$14,177	$8,325	$8,325
Net change in assets	196	(120)	196	196
Basel III (fully phased-in) assets	$8,521	$14,057	$8,521	$8,521
Capital ratios
Basel III (transitional)	17.91%	10.52%	17.91%	19.19%
Basel III (fully phased-in)	16.10%	9.76%	16.10%	17.39%

Adjusted Net Income and Adjusted Income per Share. In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. These non-GAAP measures reflect the adjustment of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The Company believes that adjusted net income and adjusted non-interest income and ratios based on these non-GAAP measures provide a meaningful representation of its operating performance on an ongoing basis. These are measures that management uses to assess performance of the Company against its peers and evaluate overall performance. The Company believes these non-GAAP financial measures provide useful information for investors, securities analysts and others because they provide a tool to evaluate the Company’s performance on an ongoing basis and compared to its peers.

The following table provides a reconciliation of non-GAAP financial measures.

	Three Months Ended	Year Ended
	September 30, 2016	December 31, 2016
	(Dollars in millions) (Unaudited)
Net income	$57	$171
Adjustment to remove DOJ adjustment	(24)	(24)
Tax impact of adjusting item	8	8
Adjusted net income	$41	$155

Diluted income per share	$0.96	$2.66
Adjustment to remove DOJ adjustment	(0.41)	(0.42)
Tax impact of adjusting item	0.14	0.14
Diluted adjusted income per share	$0.69	$2.38

Return on average assets	1.61%	1.23%
Adjustment to remove DOJ adjustment including tax impact	(0.45)%	(0.12)%
Adjusted return on average assets	1.16%	1.11%

Return on average equity	16.53%	11.69%
Adjustment to remove DOJ adjustment including tax impact	(4.64)%	(1.10)%
Adjusted return on average equity	11.89%	10.59%

Return on average common equity	17.45%	13.03%
Adjustment to remove DOJ adjustment including tax impact	(4.89)%	(1.22)%
Adjusted return on average common equity	12.56%	11.81%

Total noninterest expense	$142	$560
Net interest income	$80	$323

Total noninterest income	$156	$487
Adjustment to remove DOJ adjustment	(24)	(24)
Adjusted total noninterest income	$132	$463

Efficiency Ratio	59.9%	69.2%
Adjustment to remove DOJ adjustment	7.1%	2.0%
Adjusted Efficiency Ratio	67.0%	71.2%